SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 149c
                     of the Securities Exchange Act of 1934

Check appropriate box:

 [ ]  Preliminary information statement       [ ]  Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14c-5(d)(2)).

 [X]  Definitive information statement


                               Fingermatrix, Inc.
                               -------------------
                (Name of Registrant as specified in Its Charter)


Payment of Filing Fee (check the appropriate box):

  X   No filing fee required (see (1) below)
      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

Pursuant to Rule 0-11, with respect to a merger solely for the purpose of changing domicile, no fee is required.

(2) Aggregate number of securities to which transaction applies:

                                       N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

(4) Proposed maximum aggregate value of transaction: $ __________

(5) Total fee paid: $__________

         Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee offset as provided by Exchange Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party: Registrant

(4) Date filed:

                               FINGERMATRIX, INC.
                           249 N. Saw Mill River Road
                               Elmsford, NY 10523


                              INFORMATION STATEMENT


                                  July 14, 2000


To the shareholders of Fingermatrix, Inc.

         This Information Statement is being furnished to the shareholders of Fingermatrix, Inc. (the "Company") in connection with the reincorporation of the Company in Delaware through the merger of the Company with and into its wholly-owned subsidiary, The Finx Group, Inc., a Delaware corporation ("The Finx Group") (the "Merger"), which will be authorized by the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), and the outstanding shares of the Series A 2% Voting Convertible Preferred Stock, par value $.01 per share of the Company (the "Series A Preferred Stock"), voting together as one class of stock, and the outstanding shares of the Series B 4% Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred Stock"), in accordance with the provisions of Section 903 of the New York Business Corporation Law.

         On June 23, 2000 the board of directors of the Company determined that the reincorporation of the Company in Delaware was in the best interests of the Company and approved the Agreement of Merger between the Company and The Finx Group (the "Merger Agreement"). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger each ten (10) shares of Common Stock of the Company, including shares of Common Stock to be issued upon the conversion of the Series A Preferred Stock will be converted into one (1) share of the Common Stock of The Finx Group. For the purpose of determining the number of issued and outstanding shares of Common Stock at such time, all of the issued and outstanding shares of the Series A Preferred Stock will be deemed to have been converted into Common Stock. Therefore, upon the Effective Time of the Merger, the Company will have fulfilled the conditions subsequent set forth in Paragraph 5 of the Agreement and Plan of Reorganization dated April 28, 1999 between the Company and The Trinity Group, Inc. (the "Agreement and Plan of Reorganization") and the Debt Exchange Agreement dated April 28, 1998 between the Company and certain former creditors of the Company (the "Debt Exchange Agreement"). These conditions subsequent provide for the automatic conversion of Series A Preferred Stock issued by the Company pursuant such agreement in shares of Common Stock of the Company effective upon an increase of the number of authorized shares of such

Common Stock sufficient to permit such conversion. Such increase in the number of shares of authorized Common Stock will be effected by the reincorporation of the Company in Delaware as described herein. No act on the part of holders of the Series A Preferred Stock who acquired such shares pursuant to the terms of the Agreement and Plan of Reorganization or the Debt Exchange Agreement will be required.

         The approximate date on which this Information Statement is first being sent or given to shareholders of the Company is July 14, 2000.

         The Company will bear the costs of the preparation and mailing of this Information Statement which are estimated at approximately $ 42,000.


         WE ARE NOT ASKING YOU FOR A PROXY OR TO SIGN A WRITTEN CONSENT
             AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT

                                     VOTING

         The board of directors fixed the close of business on June 30, 2000 as the record date for purposes of the Written Consent to the matter specified above, at which time 20,000,000 shares of Common Stock, 114,403 shares of Series A Preferred Stock, convertible into 84,978,548 shares of Common Stock, and 1,000 shares of Series B Preferred Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to the Company's shareholders. Each share of Series A Preferred Stock votes with the Common Stock and is entitled to one vote per share of Common Stock into which it is convertible. The Series A Preferred Stock also votes separately as a class with each share being entitled to one vote. Each of the shares of Series B Preferred Stock is entitled to one vote, and votes separately as a class. The Trinity Group, Inc. ("Trinity") and five other shareholders have advised the Company that they intend to provide a Written Consent as to all of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by them in favor of the proposal to reincorporate the Company in Delaware. Because these persons and entities own a sufficient number of shares to cause the adoption of such proposal, no other shareholder consents will be solicited nor will shareholder proxies be solicited and no shareholders meeting will be held in connection with such matter.

         Set forth below is a schedule of each class of voting securities of the Company entitled to consent to the matter to be approved, the number of outstanding shares of each such class and number of votes to which each class is entitled.

Class of Security               Number of Shares       Number of Votes to which
-----------------               ----------------       ------------------------
                                  Outstanding             Class is Entitled
                                  -----------             -----------------

Common Stock                     20,000,000                 104,978,548(1)

Class of Security               Number of Shares       Number of Votes to which
-----------------               ----------------       ------------------------
                                  Outstanding             Class is Entitled
                                  -----------             -----------------

Series A Preferred Stock            114,403(1)               84,978,548

Series B Preferred Stock              1,000                       1,000

All Classes Voting Together      20,115,403                 104,979,548


         (1) Pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Series A Preferred Stock votes with the Common Stock as if the Series A Preferred Stock and Common Stock were one class. The Series A Preferred Stock casts such number of votes as it would if converted into Common Stock. The conversion ratio is 742.8 shares of Common Stock for each share of Series A Preferred Stock.

         Set forth below is information as of May 31, 2000, based on information provided to the Company by the individuals and entities named below, as to each person or entity owning of record or known by the Company to own beneficially, more than 5% of any class of the Company's voting securities.


          Title of Class                    Name and Address of                Amount and Nature of           Percent of
          --------------                     Beneficial Owner                  Beneficial Ownership              Class
                                             ----------------                        (1), (2)                    -----
                                                                               --------------------

           Common Stock                  The Trinity Group, Inc.(3)               52,089,100(4)                  80.1%
                                          21346 St. Andrews Blvd.
     Series A Preferred Stock                    Suite 137                            60,875                     53.2%
                                         Boca Raton, Florida 33433
     Series B Preferred Stock                                                          1,000                    100%

           Common Stock                  The Trinity Group-I, Inc.                52,256,800(5)                  80.1%
                                          21346 St. Andrews Blvd.
     Series A Preferred Stock                    Suite 137                            60,875(6)                  53.2%
                                         Boca Raton, Florida 33433
     Series B Preferred Stock                                                          1,000(7)                 100%

           Common Stock                       Grazyna B. Wnuk                     12,084,754(8)                  39.5%
                                         21634 Club Villa Terrace
     Series A Preferred Stock              Boca Raton, FL 33433                       14,048(9)                  12.3%

     Series B Preferred Stock                                                              -(10)                    -

           Common Stock                       Carol Schiller                       8,815,137(11)                 31.9%
                                              One Butler Road
     Series A Preferred Stock               Scarsdale, NY 10583                       10,302                      9%

           Common Stock                      Lewis S. Schiller                    52,256,800(12)                 80.1%
                                         21346 St. Andrews Blvd.,
     Series A Preferred Stock                    Suite 137                            60,875(13)                 53.2%
                                              Boca Raton, FL

                                        4

          Title of Class                    Name and Address of                Amount and Nature of           Percent of
          --------------                     Beneficial Owner                  Beneficial Ownership              Class
                                             ----------------                        (1), (2)                    -----
                                                                               --------------------

     Series B Preferred Stock                                                          1,000(14)                100%

           Common Stock                      P.T. Dolak Permei                     3,177,985(15)                 14.7%
                                          Surf Song Condos No. 68
                                               205 P. Helix
                                          Solana Beach, CA 92075
     Series A Preferred Stock                                                          2,259                      2.0%

           Common Stock                    Dr. Michael Kluzinsky                   1,581,421(16)                  7.3%
                                           6014 U.S. Highway 19
                                            New Port Richey, FL
                                                   34652
     Series A Preferred Stock                                                          2,129                      1.9%

           Common Stock                      Douglas Schiller                      2,404,600(17)                 10.9%
                                          1202 Olympic Boulevard
                                          Santa Monica, Ca 90404
     Series A Preferred Stock                                                          2,810                      2.5%

           Common Stock                       Linda Schiller                       2,404,600(18)                 10.9%
                                              One Butler Road
                                            Scarsdale, NY 10583
     Series A Preferred Stock                                                          2,810                      2.5%

           Common Stock                       Blake Schiller                       2,404,600(19)                 10.9%
                                              One Butler Road
                                            Scarsdale, NY 10583
     Series A Preferred Stock                                                          2,810                      2.5%

           Common Stock                 Gil Security Systems, Inc.                10,498,735(20)                 34%
                                            150-38 12th Avenue
                                           Whitestone, NY 11357
     Series A Preferred Stock                                                         14,134                     12.4%

--------------

         (1) The information set forth above as to the Common Stock assumes that all of the 114,403 outstanding shares of Series A Preferred Stock are converted into 84,978,548 shares of Common Stock.

         (2) Unless otherwise indicated, to the Company's knowledge, all persons and entities listed above have sole voting and investment power with respect to their shares of Common Stock, except to the extent applicable law gives spouses shared authority. Any shares of Common Stock that a person, entity or group has the right to acquire within sixty (60) days after May 31, 2000 pursuant to the exercise of outstanding warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, entity or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person, entity or group.

         (3) Trinity is owned by The Trinity Group-I, Inc. ("Trinity-I"), a corporation solely owned by Lewis S. Schiller, Chief Executive Officer and Chairman of the Board of the Company. All of the outstanding shares of capital stock of Trinity-I are pledged to Carol Schiller, the spouse of Lewis S. Schiller.

         (4) Reflects the conversion of 60,875 shares of Series A Preferred Stock owned by Trinity into 45,217,950 shares of Common Stock.

         (5) Trinity-I owns 167,700 shares of Common Stock. By virtue of its ownership of all of the outstanding capital stock of Trinity, Trinity-I may be deemed the beneficial owner of the shares of Common Stock owned by Trinity.

         (6) Trinity owns 60,875 shares of the Series A Preferred Stock. By virtue of its ownership of all of the outstanding capital stock of Trinity, Trinity-I may be deemed the beneficial owner of the shares of Series A Preferred Stock owned by Trinity.

         (7) Trinity owns 1,000 shares of the Series B Preferred Stock. By virtue of its ownership of all of the outstanding capital stock of Trinity, Trinity-I may be deemed the beneficial owner of the shares of Series B Preferred Stock owned by Trinity.

         (8) Reflects the conversion of 14,048 shares of Series A Preferred Stock owned by Grazyna B. Wnuk into 10,434,854 shares of Common Stock in addition to the 1,649,900 shares of Common Stock Ms. Wnuk currently owns. Does not include 52,195,100 shares of Common Stock owned by Trinity and Trinity-I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (9) Includes Grazyna B. Wnuk's direct ownership of 14,048 shares of the Series A Preferred Stock. Does not include 60,875 shares of the Series A Preferred Stock owned by Trinity and Trinity- I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (10) Does not include 1,000 shares of the Series B Preferred Stock owned by Trinity and Trinity-I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (11) Reflects the conversion of 10,302 shares of Series A Preferred Stock owned by Carol Schiller into 7,652,326 shares of Common Stock.

         (12) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of Common Stock and Series A Preferred Stock owned by Trinity and Trinity-I.

         (13) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of the Series A Preferred Stock owned by Trinity.

         (14) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of the Series B Preferred Stock owned by Trinity.

         (15) Reflects the conversion of 2,259 shares of Series A Preferred Stock owned by P.T. Dolak Permei into 1,677,985 shares of Common Stock.

         (16) Reflects the conversion of 2,129 shares of Series A Preferred Stock owned by Dr. Michael Kluzinski into 1,581,421 shares of Common Stock.

         (17) Reflects the conversion of 2,810 shares of Series A Preferred Stock owned by Douglas Schiller into 2,087,268 shares of Common Stock.

         (18) Reflects the conversion of 2,810 shares of Series A Preferred Stock owned by Linda Schiller into 2,087,268 shares of Common Stock.

         (19) Reflects the conversion of 2,810 shares of Series A Preferred Stock owned by Blake Schiller into 2,087,268 shares of Common Stock.

         (20) Reflects the conversion of 14,134 shares of Series A Preferred Stock owned by GIL Security Systems, Inc. into 10,498,735 shares of Common Stock.


         Set forth below is information as of May 31, 2000, based on information provided to the Company by the individuals and entities named below, as to each class of equity securities of the Company beneficially owned by all directors of the Company, the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who served in such capacity as of December 31,1999, and the Company's directors and officers as a group.


         Title of Class                  Name and Address of               Amount and Nature of             Percent of
         --------------                   Beneficial Owner                 Beneficial Ownership                Class
                                          ----------------                       (1), (2)                      -----
                                                                           --------------------

          Common Stock                   Grazyna B. Wnuk                          12,084,754(3)                  39.5%
                                         21634 Club Villa Terrace
    Series A Preferred Stock             Boca Raton, FL 33433                         14,048(4)                  12.3%

    Series B Preferred Stock                                                               -(5)                     -

          Common Stock                   Lewis S. Schiller                        52,256,800(6)                  80.1%
                                         21346 St. Andrews Blvd.,
    Series A Preferred Stock             Suite 137                                    60,875(7)                  53.2%
                                         Boca Raton, FL
    Series B Preferred Stock                                                           1,000(8)                 100%

          Common Stock                   Elliot J. Laitman                           500,000(9)                   2.5%
                                         594 Church Avenue
                                         Woodmere, NY 11598


                                        7

          Common Stock                   E. Gerald Kay                             1,000,000(10)                  5%
                                         225 Long Avenue
                                         Hillside, NJ 07205

          Common Stock                   All officers and directors               65,841,554                     67.8%
                                         as a group (4 persons)
    Series A Preferred Stock                                                          74,923                     65.5%

    Series B Preferred Stock                                                           1,000                    100%

--------------

         (1) The information set forth above assumes that all of the 114,403 outstanding shares of Series A Preferred Stock are converted into 84,978,548 shares of Common Stock.

         (2) Unless otherwise indicated, to the Company's knowledge, all persons and entities listed above have sole voting and investment power with respect to their shares of Common Stock, except to the extent applicable law gives spouses shared authority. Any shares of Common Stock that a person, entity or group has the right to acquire within sixty (60) days after May 31, 2000 pursuant to the exercise of outstanding warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, entity or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person, entity or group.

         (3) Reflects the conversion of 14,048 shares of Series A Preferred Stock owned by Grazyna B. Wnuk into 10,434,854 shares of Common Stock. Does not include 52,195,100 shares of Common Stock owned by Trinity and Trinity-I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (4) Includes Grazyna B. Wnuk's direct ownership of 14,048 shares of the Series A Preferred Stock in addition to the 1,649,900 shares of Common Stock Ms. Wnuk currently owns. Does not include 60,875 shares of the Series A Preferred Stock owned by Trinity and attributed to Trinity-I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (5) Does not include 1,000 shares of the Series B Preferred Stock owned by Trinity and Trinity-I, of which Ms. Wnuk is an officer and director, as to which she disclaims beneficial ownership.

         (6) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of the Common Stock and Series A Preferred Stock owned by Trinity.

         (7) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of the Series A Preferred Stock owned by Trinity.

         (8) Mr. Lewis S. Schiller, by virtue of his ownership of all of the outstanding shares of capital stock of Trinity-I, may be deemed the beneficial owner of the shares of Series B Preferred Stock owned by Trinity.

         (9) Reflects the exercise of an option to purchase up to 500,000 shares of Common Stock granted to Elliot J. Laitman in 1999, which option is subject to shareholder approval. In accordance with the terms of the Merger Agreement, these options will be issued by The Finx Group pursuant to approval of the board of directors.

         (10) Reflects the exercise of an option to purchase up to 1,000,000 shares of Common Stock granted to E. Gerald Kay in 1999, which option is subject to shareholder approval. In accordance with the terms of the Merger Agreement, these options will be issued by The Finx Group pursuant to approval of the board of directors.


                    APPROVAL OF REINCORPORATION INTO DELAWARE

         The board of directors has approved the reincorporation of the Company as a Delaware corporation through the merger by the Company into its wholly-owned subsidiary, The Finx Group, a Delaware corporation.

         The board of directors approved the reincorporation of the Company in Delaware through a merger into The Finx Group, because, in its opinion, the best interests of the Company will be served. The change of domicile will not involve any change in the business, properties or management of the Company. The Merger Agreement between the Company and The Finx Group is set forth in full as Appendix A to this Information Statement. As a result of the Merger, without any action on the part of any holder thereof, (a) each ten outstanding shares of Common Stock of the Company will be exchanged for one share of the Common Stock, par value $.01 per share of The Finx Group; (b) each outstanding share of the Series A Preferred Stock will be deemed to have been converted into 74.28 shares of the Common Stock, par value $.01 per share of The Finx Group; (c) each outstanding share of Series B Preferred Stock will be exchanged for one share of the Series A 4% Preferred Stock, par value $.01 per share, of The Finx Group with the same rights, preferences and privileges as the Series B Preferred Stock, and (d) each warrant or option to purchase ten shares of Common Stock will be exchanged for a warrant or option to purchase one share of the Common Stock, par value $.01 per share, of The Finx Group at an exercise price equal to ten times the prior exercise price. There may be additional effects of the Merger to those described in this Information Statement.

         In 1999, the board of directors authorized the issuance of options to purchase up to 15,885,000 shares of the Company's common stock to certain individuals and entities. Each of the options is to have a term of seven years and be exercisable at $ 0.30 per share. The issuance of such options has not yet been approved by the shareholders of the Company. Pursuant to the terms of the Merger Agreement, all of such options will be issued by The Finx Group pursuant to approval of its board of directors.

         The board of directors has unanimously approved the proposal to change the Company's domicile to Delaware. The Merger Agreement provides, however, that the proposed Merger may be abandoned at any time prior to becoming effective if any circumstance should develop that, in the opinion of the board of directors of the Company and The Finx Group, makes proceeding with the Merger inadvisable.

Reasons For Change in State of Incorporation.

         The Company was originally incorporated in New York because the laws of that State were then deemed to be well adapted to the conduct of the Company's business. Since the Company was discharged from bankruptcy pursuant to the Bankruptcy Court's approval of the Company's Plan of Reorganization on March 31, 1996, the Company's operations and proposed operations have changed and are expected to change both geographically and commercially. The corporate law of Delaware affords a flexible and modern basis for corporate action including the ability of the board of directors to grant options to its directors, officers and employees. Because more than 50,000 corporations are incorporated in Delaware, including a substantial number of the corporations whose securities are publicly traded, a large body of case law has developed and been decided by a judiciary of corporate specialists interpreting corporate law in Delaware.

Organization of The Finx Group

         The Finx Group was organized by the Company in Delaware as a wholly-owned subsidiary of the Company for the sole purpose of the Merger. Upon the Merger becoming effective, the authorized capital stock of The Finx Group will consist of 50,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of preferred stock, par value $.01 per share, of which 1000 shares have been designated as Series A 4% Preferred Stock.

         The board of directors of The Finx Group, consisting of Lewis S. Schiller, E. Gerald Kay and Grazyna B. Wnuk who are currently the directors of the Company, will remain as directors of The Finx Group upon the Merger becoming effective. No additional directors of The Finx Group have been designated at this time nor have any arrangements been made with any person to serve as a director of The Finx Group. The officers of the Company will be the officers of The Finx Group upon the Merger becoming effective.

Material Federal Income Tax Consequences of the Merger

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Merger may not be the same for all of the shareholders of the Company. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

         No gain or loss will be recognized to the Company or to The Finx Group as a result of the Merger, and no gain or loss will be recognized under the applicable sections of the United States Internal Revenue Code, as amended, to the holders of the Common Stock of the Company as a result of the Merger.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares, however, there will be no cash payment involved in this Merger.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Section 910 (a)(1)(A)(i) of the New York Business Corporation Law, any shareholder of the Company who objects to the proposed Merger of the Company into The Finx Group will not have any right to receive from the Company the fair value of his, her or its shares.


                     COMPARISON OF DELAWARE AND NEW YORK LAW

         Set forth below is a brief discussion of certain differences between the New York Business Corporation Law ("NYBCL"), under which the Company is incorporated, and the Delaware General Corporation Law (the "DGCL"), under which The Finx Group is incorporated.

         The statements set forth under this heading with respect to the NYBCL and the DGCL and the respective certificates of incorporation of the Company and The Finx Group are brief summaries thereof and do not purport to be complete. The statements relating to the NYBCL and the DGCL are subject to the detailed provisions of such statutes and the case law and other legal interpretations relating to such statutes. The information relating to the respective certificates of incorporation of the Company and The Finx Group is qualified by such documents, copies of which are available from the Company.

Dividend Rights

         Under the NYBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be made insolvent, (ii) the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation,
(iii) such corporation's net assets remaining after such declaration, payment or distribution is less than its stated capital. Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital), or, if no surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Holders of common stock of both the Company and The Finx Group are entitled to receive such dividends as may be declared by the board of directors from funds, legally available for such purpose after payment of any dividends due with respect to any series of preferred stock.

Voting Rights

         Unless otherwise provided in the certificate of incorporation, the NYBCL and the DGCL provide that every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share owned of record on the record date for determining shareholders entitled to notice of and to vote at meeting of shareholders. The certificates of incorporation of both the Company and The Finx Group do not contain any provision which alters this right. The certificates of incorporation of both the Company and The Finx Group give the board of directors the power to create series of preferred stock and to provide for voting rights for the holders of such series. Such rights may and, in the case of the Series B Preferred Stock of the Company and the shares of Series A Preferred Stock of The Finx Group which will be issued in exchange for such shares, do include the right to more than one vote per share in connection with the election of directors.

Directors

         Under the NYBCL, the number of directors of a corporation may be (i) fixed by the by-laws or (ii) by action of the shareholders or the board of directors under the specific provisions of a by- laws adopted by the shareholders. If the number is not fixed, there must be a minimum of three directors. The minimum number of directors is one. Under the DGCL the number of directors shall be fixed by, or in the manner provided in, the by-laws unless the certificate of incorporation fixes the number of directors, in which event, the number of directors can be changed only by an amendment to the certificate of incorporation. The number of directors of both the Company and The Finx Group are determined pursuant to the by-laws of such corporation. Directors of each of the Company and The Finx Group are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election, subject to the voting preferences of the Series B Preferred Stock and the Series A Preferred Stock of The Finx Group to be exchanged for it.

Ability to Grant Options to Employees, Directors and Officers

         The NYBCL prohibits the issuance of options and rights to purchase capital stock of a corporation to directors, officers or employees of the corporation or any subsidiary or affiliate as an incentive to service or continued service unless authorized at a meeting of shareholders by the vote of the holders of a majority of all outstanding shares entitled to vote thereon or authorized by and consistent with a plan adopted by such vote of shareholders. Any such action which requires a meeting can be taken by written consent of the holders of the requisite number of shares. The DGCL does not include any requirement for obtaining shareholder approval for the issuance of such options or rights.

Fiduciary Duties of Directors

         Under the NYBCL, directors owe a fiduciary duty to the corporation and its shareholders and must perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. Directors must give reasonable attention to the corporation's business. New York law presumes that, without evidence to the contrary, in making a business decision, directors are acting in good faith and exercising honest judgment. In taking action, directors may consider, among other things, both the long-term and short-term interests of the corporation and its shareholders. In addition, directors may consider the effects that the corporation's actions may have in the short-term or in the long-term upon: (i) the prospects for potential growth, development, productivity and profitability of the corporation, (ii) the corporation's current employees, (iii) the corporation's retired employees and other beneficiaries who are entitled to receive retirement benefits, (iv) the corporation's customers and creditors, and
(v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits to contribute to the community in doing business. In performing his or her duties, a director shall be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, in each case prepared and/or presented by: (i) officers of the corporation, (ii) legal counsel, public accountants and other professionals, and (iii) a committee of the board of directors of the corporation.

         Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with an absolute fiduciary duty to protect the interests of the corporation and to act in the best interests of its shareholders. Delaware law in general presumes that, in making a business decision, directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of such corporation, which presumption is known as the "business judgment rule." A party challenging the propriety of a decision of the board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and, generally, their business judgments will not be judicially second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

Liability of Directors

         Under the NYBCL, a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages in connection with any breach of duty in such capacity, provided that no such provision may eliminate or limit: (i) the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of any law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, (ii) liability which arises from injury suffered by persons as a result of a declaration of a dividend or other distribution, a purchase of the corporation's shares, a distribution of assets after dissolution, the making of a loan, any of which is effected in violation of the NYBCL or (iii) the liability of any director for any act or omission prior to the adoption of a provision limiting or eliminating such director's liability.

         The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its shareholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of The Finx Group eliminates director liability to the maximum extent permitted by the DGCL, and also contains broad indemnification provisions.

Call of Special Meetings

         The NYBCL permits special meetings of the shareholders to be called by the board of directors and such persons who may be authorized to do so by the certificate of incorporation or the by-laws. At any such special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the written notice provided to shareholders.

         Under the DGCL, a special meeting of the shareholders may be called by the board of directors or such other person as may be authorized by the certificate of incorporation or by-laws.

Amendment to Charter Documents

         Under the NYBCL, amendments or changes to the certificate of incorporation may be authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders. In addition, the holders of shares of a class or series are entitled to vote and to vote as a class or series and the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class or series when a proposed amendment would: (i) exclude or limit such shareholders' right to vote on any matter, (ii) change such shareholders' shares to reduce the par value, (iii) change such shares into a different number of shares of the same class, or into the same or a different number of shares of any one or more classes or any series thereof, (iv) fix, change or abolish the designation of any authorized class, any of the relative rights, preferences or limitations, including any provisions in respect of any undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of any shares or any preemptive rights to acquire shares or other securities (v) provide that their shares may be converted into shares of any other class or into shares of any other series of the same class, (vi) alter the terms or conditions upon which their shares are convertible or change the shares issuable upon conversion of their shares, if such action would adversely affect such holders's rights or (vii) subordinate their rights, by authorizing shares having preferences which would be in any respect superior to their rights. For amendments involving mergers, see "Approval of Merger and Asset Sales."

         Under the DGCL, any provision of the certificate of incorporation of The Finx Group may be amended by approval of the board of directors and the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon; provided, that any amendment which affects the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

Approval of Merger and Asset Sales

         Under the NYBCL, the board of directors, upon adopting a plan of merger or consolidation, must submit such plan to a vote of shareholders. Notice of the meeting to adopt the plan and an outline of the plan must be given to each shareholder of record, as of the record date, whether or not such shareholder is entitled to vote. The plan must be adopted at the meeting of shareholders by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding any provision in the corporation's certificate of incorporation, the holders of shares of a class or series of the corporation's stock shall be entitled to vote and to vote as a class if the plan contains any provision entitling the holders of such shares to vote and vote as a class thereon. In such case, in addition to the authorization of the merger or consolidation by vote of the holders of two-thirds of all outstanding shares, the merger or consolidation shall be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series. Notwithstanding shareholder authorization, the board of directors may abandon the plan of merger or consolidation at any time prior to the filing of the certificate of merger or consolidation with the New York Secretary of State, but only pursuant to a provision for such abandonment contained in the plan.

         No shareholder authorization from either the parent corporation or the subsidiary corporation is required when a parent corporation merges any subsidiary corporation into itself.

         Under the NYBCL, a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, if not made in the usual or regular course of business conducted by the corporation, shall be authorized only by the following procedure: (i) the board of directors must authorize the proposed sale, lease, exchange or other disposition and direct its submission to a vote of shareholders, (ii) notice of meeting shall be given to each shareholder of record, whether or not entitled to vote, and (iii) the shareholders must approve such sale, lease, exchange or other disposition and may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation therefor, by a vote at a meeting of shareholders of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding shareholder approval, the board may abandon the proposed sale, lease, exchange or other disposition without further action by the shareholders, subject to the rights, if any, of third parties under any contract.

         Under the DGCL, unless required by a provision of the certificate of incorporation, and the certificate of incorporation of The Finx Group contains no such requirement, no vote of the shareholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation; (ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's shareholders or board of directors. Whenever the approval of the shareholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the holders of a majority of outstanding shares of such corporation entitled to vote thereon; provided that under the DGCL, where a corporation's certificate of incorporation provides for more or less than one vote per share on any matter, the required vote is a majority of the combined voting power of the corporation's stock.

Rights of Appraisal

         Procedure to Dissent. Under the NYBCL, a shareholder has a right to dissent to any plan of merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, provided that this right exists only when the shareholder was entitled to vote on the proposed corporate action. In order to dissent, a shareholder must file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his, her or its election to dissent, his, her or its name and residence address, the number and classes of shares as to which he, she or it dissents and a demand for payment of the fair value of his, her or its shares if the action is taken. Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his, her or its shares.

         Right to Receive Fair Value of Shares. Shareholders who properly dissent to any merger or consolidation under the NYBCL also have the right to receive payment of the fair value of their shares, if such shareholders were entitled to vote and did not assent to any plan of merger or consolidation to which the corporation is a party, except where such shareholders are (i) holders of shares of the parent corporation in a merger of a parent corporation and a subsidiary corporation, (ii) holders of shares of the parent corporation in a merger or consolidation of domestic and foreign corporations, or (iii) holders of shares in a surviving corporation. Notwithstanding the foregoing, shareholders of a surviving corporation do have the right to receive payment for their shares if the merger or consolidation alters or abolishes any preferential rights, redemption or sinking fund rights, preemptive rights or excludes or limits the rights of such holders to vote on any matter.

         Furthermore, a shareholder has a right to receive payment of the fair value of his, her or its shares in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval, provided that shareholders do not have the right to receive such payment in a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of the corporation's net assets to the shareholders is made in accordance with their respective interests within one year after the date of such transaction.

         The DGCL provides for appraisal rights on the part of the shareholders of a corporation only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which the certificate of incorporation of The Finx Group does not) in the case of other mergers, a sale or transfer of all or substantially all of such corporation's assets or an amendment to such corporation's certificate of incorporation. In addition, the DGCL denies appraisal rights to the shareholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the shareholders of such surviving corporation.

Indemnification of Directors and Officers

         The NYBCL provides in general that a corporation may indemnify any director or officer made, or threatened to be made, a party to an action or proceeding (a "Proceeding") (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred. In order to receive such indemnification, the person must have acted in good faith, for a purpose which he, she or it reasonably believed to be in, or in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation and in addition, in criminal actions or proceedings such person had no reasonable cause to believe that his, her or its conduct was unlawful. The NYBCL permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted in respect of (i) a threatened action or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as such court deems proper. In any case, the NYBCL provides that the indemnification permitted under the NYBCL is not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled. No indemnification may be provided to a director or officer under the NYBCL if a judgment or other final adjudication adverse to the director or officer establishes that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled.

         The DGCL provides in general that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he, she or it is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of Nolo Contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

         In addition, the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, she or it is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he, she or it acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which that court shall deem proper.

         Furthermore, under the DGCL, the determination of whether indemnification is proper shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders of the Corporation.

         The DGCL provides that the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The DGCL further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his, her or its official capacity and as to action in another capacity while holding such office.

         The certificate of incorporation of The Finx Group contains broad indemnification provisions.

Anti-Takeover Provisions

         Section 912 of the NYBCL applies to a broad range of business combinations between a New York corporation and an interested shareholder. The NYBCL defines a "business combination" to include mergers, consolidations, sales, leases, exchanges of shares, mortgages, pledges, securities reclassifications and other transactions. An "interested shareholder" is defined as any person who (i) is the beneficial owner, directly or indirectly, of 20% percent or more of the outstanding voting stock of a corporation or (ii) is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was a beneficial owner, directly or indirectly, of 20% percent or more of the then outstanding voting stock of such corporation. The NYBCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of five years following such interested shareholder's stock acquisition date except under limited circumstances, including when (i) such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date,
(ii) such business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

         Section 912 does not apply (i) to any business combination of a New York corporation that does not have a class of voting stock registered with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act ("Registered Voting Stock"), unless the certificate of incorporation provides otherwise, or under certain circumstances, such as (ii) to any business combination of a domestic corporation whose amended certificate of incorporation provides that Section 912 applies, which did not have a class of registered voting stock on the Effective Time of such amendment, and which is a business combination with an interested shareholder (as defined therein) whose stock acquisition date is prior to the Effective Time of such amendment, or (iii) to any business combination of a domestic corporation the original certificate of incorporation or amended by-laws of which contain a provision expressly electing not to be governed by Section 912, or (iv) to any business combination of a domestic corporation with an interested shareholder of such corporation who became an interested shareholder inadvertently.

         Section 203 of the DGCL applies to a broad range of business combinations (as defined in the DGCL) between a Delaware corporation and an interested shareholder (as defined). The DGCL definition of "business combination" includes mergers, sales of assets, issuance of voting stock and certain other transactions. An "interested shareholder" is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The DGCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of three years following the date on which the shareholder became an interested shareholder, unless (i) the board of directors approved the business combination before the shareholder became an interested shareholder, or the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder,
(ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, such shareholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans, or (iii) the board of directors approved the business combination after the shareholder became an interested shareholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such shareholder.

Rights of Inspection

         Under the NYBCL, every shareholder of record for at least six months immediately preceding his demand, or any person holding at least five percent of any class of outstanding shares, upon at least five days written demand, shall have the right to examine in person or by agent or attorney, during normal business hours, certain books and records, including the corporation's minutes of the proceedings of its shareholders, a record of shareholders, balance sheets and profit and loss statements. The shareholder must request the inspection for a purpose which is in the interest of the corporation or related to his, her or its status as a shareholder.

         Under the DGCL any shareholder shall, upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the corporation's stock ledger, list of shareholders and its other books and records and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder.

Liquidation Rights

         The holders of the Company's Common Stock of the Company and the common stock of The Finx Group have substantially the same rights on liquidation, dissolution or winding up.


                                   THE MERGER

Terms of the Merger

         Pursuant to the Merger Agreement, at the Effective Time of the Merger:

         (a) Each ten issued and outstanding shares of Common Stock of the Company, including shares of Common Stock issued upon the conversion of the Series A Preferred Stock, will be converted into one share of the Common Stock of The Finx Group.

         (b) Each issued and outstanding share of Series B Preferred Stock will converted into one share of the Series A Preferred Stock of The Finx Group.

         (c) Each issued and outstanding option and warrant to purchase ten shares of Common Stock of the Company shall become a right to purchase one share of the Common Stock of The Finx Group.

Exchange of Certificates and Elimination of Fractional Share Interests

         Shareholders will be requested to exchange their certificates representing shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company held prior to the Merger for new certificates representing shares of common stock and Series A Preferred Stock of The Finx Group. Shareholders will be furnished with the necessary materials and instructions to effect such exchange promptly following the Effective Time. Certificates representing shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of the Company's securities is not presented for exchange upon request by the Company, any dividends that may be declared or interest that may become payable after the Effective Time with respect to such securities represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends or interest which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of The Finx Group's Common or Series A Preferred Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of The Finx Group's Common or Series A Preferred Stock, will, upon surrender of their certificates entitling them to receive such stock, have the number of shares issuable to them rounded up or down to the next closest full share.

         As a result of the Merger, at the Effective Time, the shareholders of the Company will have no rights as shareholders of the Company, except the right to receive that number and class of securities of The Finx Group to which they are entitled under the Merger Agreement.

         The purpose of the Merger is to reincorporate the Company as a Delaware corporation, with the current shareholders of the Company owning the same interest therein as they would in the Company.

         The board of directors of the Company, which is comprised of Lewis S. Schiller, E. Gerald Kay and Grazyna B. Wnuk, who are also the directors of The Finx Group, determined that the Merger is fair and in the best interest of the shareholders.

Required Vote

         The Merger requires the approval of the holders of two-thirds of all of the outstanding shares of the Common and Series A Preferred Stock of the Company voting together as one class of stock and a two-thirds of the outstanding shares of the Series B Preferred Stock. Because Trinity and five other shareholders have advised the Company that they intend to provide a Written Consent as to all of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by them in favor of the proposal to reincorporate the Company in

Delaware and such voting power represents more than two-thirds of each class and all classes of the Company's outstanding securities, the Merger will be approved without the affirmative vote or consent of any other shareholder.

Effectiveness of the Merger

         The Merger will become effective upon the filing of a Certificate of Merger with the Department of State of the State of New York and the filing of a Certificate of Merger with the Secretary of State of Delaware. It is expected that the Merger will become effective July 18, 2000. Except for the approval by the shareholders, no other approvals are required for the Merger to become effective.

                           INCORPORATION BY REFERENCE

         The Company hereby incorporates by reference in this Information Statement, its Annual Report on Form 10-KSB for the year ended December 31, 1999 and its Form 10-QSB for the quarter ended March 31, 2000. The Form 10-KSB includes, among other information, a description of the Company's business and its audited financial statements for the years ended December 31, 1998 and 1999 and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Form 10-QSB for the quarters ended March 31, 2000 and 1999, includes unaudited financial statements of the Company for the quarter ended March 31, 2000 and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Copies of the Company's Form 10-KSB for the year ended December 31, 1999 and Form 10-QSB for the quarter ended March 31, 2000, without Exhibits, may be obtained without charge by writing to Lewis S. Schiller, Fingermatrix, Inc., 249 North Saw Mill River Road, Elmsford, NY 10523. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost of furnishing such Exhibits.


                       By Order of the board of directors

                       Lewis S. Schiller
                       Chairman of the Board

July 14, 2000

Appendix A

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (this "Plan of Merger") made as of the 26 day of June, 2000, by and between FINGERMATRIX, INC., a New York corporation ("Fingermatrix") and THE FINX GROUP, INC., a Delaware corporation ("The Finx Group"), Fingermatrix and The Finx Group being sometimes collectively referred to as the "Constituent Corporations." The Finx Group will be the surviving corporation, sometimes hereinafter referred to as the "Surviving Corporation."

                              W I T N E S S E T H :

         WHEREAS, Fingermatrix has authorized capital stock consisting of (a) two hundred thousand (200,000) shares of Series A 2% Voting Convertible Preferred Stock ("Series A Preferred"), par value $.01 per share, 114,403 shares of which are issued or outstanding, (b) 1000 shares of Series B 4% Preferred Stock, par value $.01 per share, 1,000 shares of which are issued or outstanding, and (c) 20,000,000 shares of common stock, par value $.01 per share ("Fingermatrix Common Stock"), of which 20,000,000 shares are issued and outstanding and none of which are held as treasury shares; and

         WHEREAS, The Finx Group has authorized capital stock consisting of fifty million (50,000,000) shares of common stock, par value $.01 per share ("The Finx Group Common Stock"), of which no shares are issued or outstanding and one million (1,000,000) shares of preferred stock, par value $.01 per share, of which one thousand (1,000) shares are issued and outstanding and are owned by Fingermatrix; and

         WHEREAS, all of the shares of The Finx Group Common Stock are owned by Fingermatrix; and

         WHEREAS, the board of directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of its respective Constituent Corporation and the shareholders thereof that Fingermatrix merge with and into The Finx Group with The Finx Group to be the Surviving Corporation, pursuant to the provisions of Section 901 of the Business Corporation Law of the State of New York (the "NYBCL") and Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") ;

         NOW, THEREFORE, subject to the approval of this Plan of Merger by the shareholders of Fingermatrix and the board of directors of The Finx Group, the Constituent Corporations hereby agree as follows:

         1. The names of the Constituent Corporations are Fingermatrix, Inc. and The Finx Group Inc.

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

         2. (a) Fingermatrix has authorized capital stock consisting of (i) two hundred thousand (200,000) shares of Series A 2% Voting Convertible Preferred Stock, par value $.01 per share, 14,403 shares of which are issued or outstanding, (ii) 1000 shares of series B 4% Preferred Stock, par value $.01 per share, 1,000 shares of which are issued or outstanding, and (iii) 20,000,000 shares of Fingermatrix Common Stock, of which 20,000,000 shares are issued and outstanding and none of which are held as treasury shares;

            (b) The Finx Group has authorized capital stock consisting of fifty million (50,000,000) shares of The Finx Group Common Stock, of which no shares are issued or outstanding and one million (1,000,000) shares of Preferred stock, par value $.01 per share, of which one thousand (1,000) shares are issued and outstanding and are owned by Fingermatrix.

         3. At the Effective Time, as hereinafter defined, Fingermatrix will be merged with and into The Finx Group (the "Merger") and the separate existence of Fingermatrix, without further act or deed, will terminate.

         4.  This Plan of Merger constitutes a plan of merger pursuant to
Section 902 of the NYBCL and Section 252 of the DGCL, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

         5. The Merger will become effective immediately upon filing of the Certificate of Merger with the Department of State of the State of New York and the Secretary of State of the State of Delaware following approval by the shareholders of each of the Constituent Corporations of this Plan of Merger or a plan of merger which sets forth the terms of the Merger as set forth in this Plan of Merger and such other matters as may be provided by Sections 904, 906, and 907 of the NYBCL and Section 252 of the DGCL. Such date and time is herein referred to as the "Effective Time."

         6. Fingermatrix agrees to vote its shares of The Finx Group Series A Preferred Stock in favor of the Plan of Merger.

         7. At the Effective Time of the Meger, the shares of the Series A Preferred of the The Finx Group owned by Fingermatirx will be canceled and such shares will be returned to the status of authorized but unissued shares.

         8. At and after the Effective Time, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal and mixed, tangible and intangible, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way

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

impaired by reason of the Merger, but will be vested in the surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         9.  At the Effective Time:

            (a) Each ten outstanding share of Fingermatrix Common Stock, shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one share of The Finx Group's fully paid and non-assessable shares of Common Stock. Fractional shares issuable upon such conversion will be rounded to the next nearest whole number of shares, and no fractional shares will be issued nor any payment be made in respect thereof.

            (b) Each outstanding share of the Series A 2% Voting Convertible Preferred Stock of Fingermatrix shall, by operation of law and without further action on the part of the former holders, automatically be converted into 742.8 shares of Fingermatrix Common Stock and, by operation of law and without further action on the part of the former holders of such Common Stock, every ten shares of such Common Stock shall be exchanged for one share of The Finx Group's fully paid and non- assessable shares of Common Stock.

           (c) Each outstanding share of the Series B 4% Preferred Stock of Fingermatrix, shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one share of The Finx Group's fully paid and non-assessable shares of Series A 4% Preferred Stock of The Finx Group.

           (d) Each option to purchase ten shares of Fingermatrix Common Stock shall be converted into an option to purchase one share of The Finx Group.

           (e) Each warrant to purchase ten shares of Fingermatrix Common Stock shall be converted into a warrant to purchase one share of The Finx Group.

         10. The certificate of incorporation of The Finx Group as existing at the Effective Time shall not be modified or amended by the Merger.

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

         11. The By-Laws of Fingermatrix, as existing at the Effective Time, will continue in force as the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

         12. The directors and officers of The Finx Group immediately prior to the Merger will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the By-Laws of the Surviving Corporation.

         13. This Plan of Merger may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the boards of directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding the adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.

         14. This Plan of Merger may be amended at any time prior to the Effective Time by the mutual consent of the boards of directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of Fingermatrix or The Finx Group subsequent to the adoption and approval of this Plan of Merger by the shareholders of Fingermatrix or The Finx Group, as the case may be.


         IN WITNESS WHEREOF, the foregoing Plan of Merger which was duly adopted by the board of directors of each of the Constituent Corporations, has been executed by the Chairman of the Board and Secretary or Assistant Secretary of the Constituent Corporations on and as of the date first set forth above.

WITNESS:                                  FINGERMATRIX, INC.


_________________________                 By:________________________________
                                             Lewis S. Schiller, Chairman of the
                                             Board and Chief Executive Officer
-------------------------
Print Name

WITNESS:                                  The Finx Group, Inc.


_________________________                 By:________________________________
                                             Lewis S. Schiller, Chairman of the
                                             Board and Chief Executive Officer

-------------------------
Print Name

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